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                                                                    EXHIBIT 10.8

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                             COLLABORATION AGREEMENT


        This COLLABORATION AGREEMENT (the "Agreement") dated as of November 29, 1999 (the "Effective Date"), is entered into between Ixsys, Inc., a Delaware corporation ("Ixsys"), having a place of business at 3520 Dunhill Street, San Diego, CA 92121, and Bio-Management Inc., a Nevada corporation ("Bio-Management"), having a place of business at Four Hook Road, Sharon Hill, PA 19079.

        NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        For purposes of this Agreement, the terms defined in the Article 1 shall have the respective meanings set forth below:

        1.1 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least forty percent (40%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

        1.2 "BLA" shall mean a Biologics License Application, Product License Application, New Drug Application, or other application for marketing approval of a product for use in any human or veterinary therapeutic application submitted to the applicable governing health authority of any country.

        1.3 "Candidate Molecules" shall mean, collectively, monoclonal antibody ("mAb") HUIV26 and mAb HUI77 as provided by Bio-Management to Ixsys hereunder.

        1.4 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records, reports), which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to



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have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

        1.5 "Derived" or "derived" shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

        1.6 "Field" shall mean human and veterinary therapeutic and diagnostic applications.

        1.7 "First Commercial Sale" shall mean, with respect to any Product, the first sale of such Product by a party, its Affiliates or sublicensees to customers who are not Affiliates in any country after all applicable marketing and pricing approvals (if any) have been granted by the applicable governing health authority of such country.

        1.8 "FDA" shall mean the United States Food and Drug Administration, or the successor thereto.

        1.9 "IND" shall mean an Investigational New Drug application, or any other filing with the governing regulatory of any country to commence clinical testing of a product for use in any human or veterinary therapeutic application submitted to the applicable governing health authority of any country.

        1.10 "Materials" shall mean the Candidate Molecules, DNA sequence information and the cDNA to encode Candidate Molecules and the hybridoma cell lines expressing the Candidate Molecules.

        1.11 "Net Sales" shall mean, with respect to each Product, the gross sales price charged by Bio-Management, its Affiliates and sublicensees or Ixsys, its Affiliates and sublicensees for sales of such Product to non-Affiliate customers, less, to the extent such amounts are deducted by the customer from the amounts paid to the seller: (i) normal and customary trade, cash and quality credits, discounts, refunds or government rebates; (ii) credits for claims, allowances or returns; retroactive price reductions; chargebacks or the like; and (iii) sales taxes, duties and other governmental charges (including value added tax), but excluding what is commonly known as income taxes. Net Sales shall not include sales among Bio-Management, its Affiliates and sublicensees or Ixsys its Affiliates and sublicensees for resale, provided that Net Sales shall include the amounts invoiced by Bio-Management, its Affiliates and sublicensees or Ixsys its Affiliates and sublicensees to Third Parties on the resale of such Products.

        1.12 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

        1.13 "Phase II Clinical Trial" shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a product for a particular indication or



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indications in patients with the disease or indication under study, or that would otherwise satisfy requirements of 21 CFR 312.21(b) , or its foreign equivalent.

        1.14 "PMA" shall mean a Product Marketing Application, 510(k) application or other application for marketing approval of a product for use in any human or veterinary diagnostic application submitted to the applicable governing health authority of any country.

        1.15 "Product" shall mean any product for use in the Field, which is a composition that incorporates one or more Program Antibodies or is derived from one or more Program Antibodies.

        1.16 "Program" shall mean the collaborative research program described in Section 3.1 below to optimize and humanize the Candidate Molecules, and to use the Program Antibodies (as defined below) to evaluate their diagnostic and therapeutic potential.

        1.17 "Program Antibody" shall mean the optimized and humanized compositions of matter developed under the Program, and the cDNA encoding such compositions of matter, delivered to Bio-Management hereunder.

        1.18 "Program Invention" shall mean any invention, discovery, composition, technology, data or information (whether or not patentable), made or conceived by employees or others on behalf of Ixsys, Bio-Management or both in the performance of the Program during the term of the Program, excluding Program Antibodies.

        1.19 "Research Plan" shall mean the written research work plan established by the parties pursuant to Section 3.2 below, as modified from time to time pursuant to Section 3.2.

        1.20 "Third Party" shall mean any Person other than Ixsys, Bio-Management and their respective Affiliates.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

        Each party hereby represents and warrants to the other party as follows:

        2.1 Corporate Existence. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

        2.2 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.



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        2.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

        2.4 No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

        2.5 DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIALS (INCLUDING BUT NOT LIMITED TO THE CANDIDATE MOLECULES), INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THE PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON.


                                    ARTICLE 3
                                   THE PROGRAM

        3.1 Collaborative Research. The goal of the Program is: (a) humanize and optimize Candidate Molecules, and (b) to perform certain preclinical development.

        3.2 Conduct of Program. An initial Research Plan is attached as Schedule
A. Either party may recommend changes to the Research Plan at any time during the Program Term. Such change shall only be effective if in a written amendment duly executed by the parties.

        3.3 Specific Obligations of Bio-Management. Bio-Management shall provide Ixsys with sufficient quantities of the Materials, sufficient quantities of a single soluble antigen per Candidate Molecule for purposes of screening and affinity determination (such single soluable antigen per Candidate molecule shall be specified in writing prior to the transfer of the Materials to Ixsys), antigens to which the Materials are directed, and any Bio-Management technology necessary or useful for the humanization and optimization in accordance with the Program, and any information known and available to Bio-Management concerning the storage of the Materials that may be unique or peculiar to the Materials. Bio-Management shall use its commercially reasonable efforts to perform its obligations under the Program in accordance with the Research Plan. Bio-Management shall perform its obligations under the Program in accordance with high scientific and professional standards, and in compliance with all material respects within the requirements of applicable laws and regulations and shall provide all reasonable assistance to Ixsys in connection with Ixsys' performance of the Program.

        3.4 Specific Obligations of Ixsys. Ixsys shall optimize and humanize the Candidate Molecules as set forth in the Research Plan. Ixsys shall use its commercially reasonable efforts to perform its obligations under the Program in accordance with the Research Plan. Ixsys shall provide the personnel, materials, equipment and other resources required to conduct its obligations under the Program. Ixsys shall perform its obligations under the Program in



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accordance with high scientific and professional standards, and in compliance in all material respects with the requirements of applicable laws and regulations.

        3.5 Materials. Ixsys shall use the Materials solely for purposes of conducting the Program, at its address listed above, under commercially and scientifically reasonable containment conditions, and not for any commercial, business or other use or purpose, without the prior express written consent of Bio-Management. Notwithstanding anything to the contrary in this Agreement, Ixsys shall not transfer or provide access to the Materials to any Third Party, without the prior express written consent of Bio-Management. Ixsys shall not transfer or transport the Materials from its address identified above to any other location. Ixsys shall limit access to the Materials to those of its employees working on its premises, to the extent such access is reasonably necessary in connection with its activities as expressly authorized by this Agreement; provided, however that each such employee shall be bound by confidentiality obligations at least as stringent as those in Section 5.1.

        3.6 Funding of the Program. In consideration of Ixsys' performance of its obligations under the Research Plan or the identification of a Program Antibody *** of the Candidate Molecule from which that Program Antibody was derived ***, Bio-Management shall pay to Ixsys the amounts set forth in Schedule B.

        3.7 Term of the Program. Unless earlier terminated as provided herein, the term of the Program and this Agreement shall begin on the Effective Date and continue for the subsequent *** (the "Program Term"). ***.

        3.8 Results.

                3.8.1 Reports. Within thirty (30) days following the end of the initial seven (7) month period of the Program, within thirty (30) days following the expiration or termination of the Program (if extended), and within thirty
(30) days after the end of each six (6) month period thereafter for the following ten (10) years, each Party shall prepare, and provide to the other party, a reasonably detailed written report which shall describe the work performed by such party during that period, and the results achieved, to date under this Agreement, together with copies of all data resulting from the tests and evaluation performed by such party to date under the Agreement. Such reports shall include, without limitation, pre-clinical animal studies of efficacy, toxicity and immunogenicity; and regulatory filings such as Investigational New Drug ("IND") applications, and Phase I, Phase II and Phase III FDA reports.

                3.8.2 Records. Each party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Program. 3.8.3



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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                3.8.3 Inspection of Records. Each party shall have the right, during normal business hours and on reasonable written notice, to inspect and copy such records of the other party regarding the work done and results achieved in the performance of the Program, to the extent reasonably necessary to enable such party to conduct its obligations under the Program or to exercise its rights hereunder. Each party shall maintain such records of the other party (together with the information contained therein) in confidence in accordance with Article 5 below and shall not use such records (or information) except to the extent otherwise permitted by this Agreement.

        3.9 Program Leaders. Each party shall appoint a person (a "Program Leader") to coordinate its part of the Program. The Program Leaders shall be the primary contacts between the parties with respect to the Program. Each party shall notify the other within thirty (30) days after the date of this Agreement of the appointment of its Program Leader and shall notify the other party as soon as practicable upon changing this appointment.

        3.10 Subcontracts. Ixsys may not subcontract portions of the Program to be performed by it in the normal course of its business without the prior written consent of Bio-Management.

        3.11 Sale of Program Antibodies. Subject to the terms and conditions herein, Ixsys hereby sells, assigns, transfers and conveys to Bio-Management all right, title and interest in and to the Program Antibodies. Ixsys shall not use the Program Antibodies, or the suboptimized and humanized compositions of matter derived by Ixsys from the Candidate Molecules under the Program (or the cDNA encoding such compositions of matter), for any purpose other than the performance of its obligations under this Agreement.

        3.12 Materials and Program Antibodies. The parties hereby acknowledge that the Materials and the Program Antibodies are experimental in nature and that they are provided "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS OR THE PROGRAM ANTIBODIES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

        3.13 Each party hereby represents that all employees and other persons acting on its behalf in performing its obligations under the program shall be obligated under a binding written agreement to assign to it, or as it shall direct, all Inventions made or conceived by such employees or other persons.

        3.14 Prosecution, Maintenance and Enforcement.

                3.14.1 *** Campbell & Flores LLP, or another intellectual property counsel with biotechnology expertise specifically in the field of human antibodies, shall be appointed by mutual agreement between the parties and retained as


* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


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the intellectual property counsel for the prosecution and maintenance of all patent applications and patents which claim Program Antibodies.

                3.14.2 Bio-Management hereby assigns to Ixsys all right, title and interest in the Program Inventions and all patent rights and other intellectual property rights therein. Ixsys shall have the right, at its sole discretion, to control the preparation, filing, prosecution, maintenance and enforcement of all patent applications and patents which claim Program Inventions. Nothing in this Section 3.14.2 shall relieve Ixsys from its confidentiality obligations set forth in Article 5 below.

                                    ARTICLE 4
                                  CONSIDERATION

        4.1 Financial Terms.

                4.1.1 Notice of First Commercial Sale. Within thirty (30) days following the First Commercial Sale for each Product in each country, and within thirty (30) days after the occurrence of each of the milestone events described in Section 4.1.4 below, Bio-Management shall give written notice to Ixsys thereof.

                4.1.2 Royalties. In consideration for the sale of Program Antibodies to Bio-Management pursuant to Section 3.11 above, Bio-Management shall pay to Ixsys royalty equal to *** percent (***%) of Net Sales of Products sold by Bio-Management, its Affiliates and sublicensees; provided, however, in the event that ***, Bio-Management shall pay to Ixsys a royalty equal to *** percent (***%) of Net Sales of Products sold by Bio-Management, its Affiliates and sublicensees.

                4.1.3 Length of Royalty Obligations. Bio-Management's obligation to pay royalties with respect to each Product in such country shall commence on the First Commercial Date for such Product in such country, and shall continue for such Product in such country until the date ten (10) years from the First Commercial Sale.

                4.1.4 Milestone Payments.

                        a. Within thirty (30) days after the first occurrence of each of the following milestone events with respect to each Product for use in any human or veterinary therapeutic application, Bio-Management shall pay to Ixsys the applicable non-refundable, non-creditable milestone payment set forth below:

        ***     upon submission of the first IND for such Product

        *** upon enrollment of the first patient in the first Phase II Clinical Trial for such Product

        ***     upon submission of the first BLA for such Product



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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        ***     upon receipt of the first marketing approval (and pricing
                approval,

if any is required for commercial sale) for such Product If any milestone event listed in this Section 4.1.4(a) is achieved with respect to a Product for use in any human or veterinary therapeutic application, and at such time any one or more of the milestone events previously listed in this Section 4.1.4(a) has not been achieved with respect to such Product, then at the time of the payment of the milestone payment for such achieved milestone event, Bio-Management shall pay to Ixsys the previously listed and unpaid payments for such unmet milestone events. At the time of the First Commercial Sale of a Product for use in any human or veterinary therapeutic application, if any one or more of the milestone events listed in this Section 4.1.4(a) has not been achieved with respect to such Product, then within thirty (30) days after the First Commercial Sale of such Product, Bio-Management shall pay to Ixsys all payments for such unmet milestone events for such Product.

                        b. Within thirty (30) days after the first occurrence of each of the following milestone events with respect to each Product for use in any human or veterinary diagnostic application, Bio-Management shall pay to Ixsys the applicable non-refundable, non-creditable milestone payment set forth below:

        *** upon initiation of the first clinical trials of a Product intended to gather data to be incorporated into a PMA for such Product

        ***     upon submission of the first PMA for such Product


        If any milestone event listed in this Section 4.1.4(b) is achieved with respect to a Product for use in any human or veterinary diagnostic application, and at such time any one or more of the milestone events previously listed in this Section 4.1.4(b) has not been achieved with respect to such Product, then at the time of the payment of the milestone payment for such achieved milestone event, Bio-Management shall pay to Ixsys the previously listed and unpaid payments for such unmet milestone events. At the time of the First Commercial Sale of a Product for use in any human or veterinary diagnostic application, if any one or more of the milestone events listed in this Section 4.1.4(b) has not been achieved with respect to such Product, then within thirty (30) days after the First Commercial Sale of such Product, Bio-Management shall pay to Ixsys all payments for such unmet milestone events for such Product.

                        c. Within thirty (30) days after Bio-Management first grants or transfers to, or authorizes, any other Person any license or other right to conduct research (other than basic research conducted at academic or non-profit institutions), develop or commercialize any Product, Bio-Management shall pay to Ixsys the applicable non-refundable, non-creditable milestone payment of *** per Product.

                        d. Notwithstanding anything to the contrary in this Agreement, Bio-Management shall not be obligated to pay each milestone payment set forth above more than once with respect to each milestone event described above, beyond one series of milestone payments as encompassed by the provisions of this Section 4.14, for all such Products derived from the same Candidate Molecule.

        4.2 Royalty Reports and Payment Terms.

                4.2.1 Royalty Reports. Within thirty (30) days after the end of each calendar quarter during the term of this Agreement following the First Commercial Sale of a Product by Bio-Management, its Affiliate, licensees or sublicensee, Bio-Management shall furnish to Ixsys a written report showing in reasonably specific detail, on a Product-by-Product and country-by-



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


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country basis, (a) the gross sales of all Products sold by Bio-Management, its
Affiliates, licensees, and sublicensees during such calendar quarter and the calculation of Net Sales from such gross sales; (b) the calculation of the royalties, if any, which shall have accrued based upon such Net Sales; (c) the withholding taxes, if any, required by law to be deducted with respect to such sales; and (d) the exchange rates, if any, used in determining the amount of United States dollars.

                4.2.2 With respect to sales of Products invoiced in United States dollars, all such amounts shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading "Currency Trading," on each of the last business day of each month during the applicable calendar quarter.

                4.2.3 Bio-Management shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable to be determined.

        4.3 Audits.

                4.3.1 Upon the written request of Ixsys and not more than once in each calendar year, Bio-Management shall permit an independent certified public accounting firm of nationally recognized standing, selected by Ixsys and reasonably acceptable to Bio-Management, at Ixsys' expense, to have access during normal business hours to such of the records of Bio-Management as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to Ixsys only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

                4.3.2 If such accounting firm concludes that additional royalties were owed during the audited period, Bio-Management shall pay the additional royalties within thirty (30) days of the date Ixsys delivers to Bio-Management such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Ixsys; provided, however, if the audit discloses that the royalties payable by Bio-Management for such period are more than *** percent *** of the royalties actually paid for such period, then Bio-Management shall pay the reasonable fees and expenses charged by such accounting firm.

                4.3.3 Ixsys shall treat all financial information subject to review under this Section 4.3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

                4.3.4 Payment Terms. All royalties shown to have accrued by each royalty report provided for under Section 4.1 above shall be payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

                4.3.5 Payment Method. All payments by Bio-Management to Ixsys under this Agreement shall be paid in United States dollars, and all such payments shall be originated from



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as Ixsys shall designate before such payment is due.

                4.3.6 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Product is sold, Bio-Management shall have the right, at its option, to make such payments by depositing the amount thereof in local currency to Ixsys' account in a bank or other depository in such country. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

                4.3.7 Withholding Taxes. Bio-Management shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by Bio-Management, or any taxes required to be withheld by Bio-Management, to the extent Bio-Management pays to the appropriate governmental authority on behalf of Ixsys such taxes, levies or charges. Bio-Management shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Ixsys by Bio-Management. Bio-Management promptly shall deliver to Ixsys proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.


                                    ARTICLE 5
                                 CONFIDENTIALITY

        5.1 Confidential Information. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, consultants, clinical investigators, contractors, sublicensees, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

        5.2 Terms of this Agreement. Except as otherwise provided in Section 5.1 above, neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

        5.3 Permitted Disclosures. The confidentiality obligations contained in this Article 5 shall not apply to the extent that the receiving party (the "Recipient") is required (a) to disclose



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information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

        5.4 Notice of Publication. During the term of the Agreement, Ixsys and Bio-Management each acknowledge the other party's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the Program (the "Publishing Party") shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication at least forty-five (45) days prior to the presentation. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent reasons, (b) to request a reasonable delay in publication in order to protect patentable information and
(c) to edit the publication in a manner reasonably acceptable to the Publishing Party to protect its Confidential Information.


                                    ARTICLE 6
                                    DILIGENCE



        Bio-Management shall use its best efforts to actively research, develop and obtain regulatory approvals to market in major markets throughout the world at least one Product hereunder as expeditiously as possible, and following such approval to maximize sales of such Product. Without limiting the foregoing, Bio-Management shall meet the following diligence milestones by the dates set forth below:

        6.1 Filing of IND. Bio-Management, its licensees or sublicensees shall file an IND with the U.S. FDA for one or more Products under this Agreement within five (5) years of the Effective Date. After the filing of an IND for a Product, Bio-Management, its licensees or sublicensees, shall be required to have an active IND and to be actively and diligently conducting clinical trials in pursuit of regulatory approval for such Product in the U. S. until such Product may be sold commercially in the U.S.

        6.2 Conduct of Clinical Trials. Bio-Management, its licensees or sublicensees shall use its best efforts to conduct, as soon as commercially practicable, such human clinical trials as are necessary or desirable to obtain all regulatory approvals to develop and commercialize in the U.S. each Product for which an IND has been filed.

        6.3 Obtain Regulatory Approvals. Bio-Management, its licensees or sublicensees shall use its best efforts to obtain, as soon as commercially practicable, regulatory approval to market in the U.S. at least one Product, and
(b) shall obtain regulatory approval to market in the United States at least one Product within ten (10) years after the Effective Date.

                                    ARTICLE 7
                              TERM AND TERMINATION

        7.1 Expiration. Unless terminated earlier pursuant to Section 7.2 below, this Agreement shall expire on the expiration of Bio-Management's obligations to pay royalties under this Agreement.

        7.2 Termination for Cause. A party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party, if the breaching party has not cured such breach within thirty (30) days after notice thereof from the other party; provided, however, that if the breach is due to Bio-Management's failure to pay under Article 4 or Section 3.6, Ixsys shall provide an additional notice of failure to pay and allow Bio-Management a second thirty (30) day period to cure such breach. ***.

        7.3 Effect of Expiration and Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 2, 5, 8, and Sections 3.8.1, 3.12, 7.4 and 9.11 shall survive the expiration or termination of this Agreement.

        7.4 Effect of Certain Breaches. In addition to all other rights and remedies available by law or otherwise, in the event of a breach of the provisions of Section 3.6 or Article 4 or 6 above, Ixsys shall have the right to terminate the Agreement pursuant to Section 7.2 thereof. In the event of such termination, Bio-Management shall grant to Ixsys an exclusive license under all Bio-Management's patent rights relating to Program Antibodies, Products and the use of thereof in the Field. In addition, Bio-Management shall deliver to Ixsys copies of all data and information in Bio-Management's control resulting from research related to the Program Antibodies and Products, and shall assign and deliver to Ixsys all copies of any and all regulatory filings related to Program Antibodies and Products. In consideration of the foregoing, Ixsys shall pay to Bio-Management the following: (a) *** percent (***%) of cash consideration received by Ixsys or its Affiliates in consideration for sublicenses (including modified or renegotiated sublicenses) granted thereunder (excluding royalties on sales) and (b) with respect to sales, all royalties received on Net Sales of Products covered by Bio-Management's patents on Program Antibodies or Products except for *** percent (***%) of which shall be retained by Ixsys; provided, however, that in the event that Ixsys sells Products directly, Ixsys shall only pay to Bio-Management a royalty equal to *** percent (***%) of Net Sales on Products sold by Ixsys. In the event that such termination occurs and an exclusive license to Ixsys is granted pursuant to this Section 7.4 and Bio-Management previously has granted license or sublicense rights to any third party, Ixsys shall enter into a license or sublicense, as the case may be, on substantially the same terms provided that such third party agrees in writing to be bound by all of the terms and conditions therein.


                                    ARTICLE 8
                                    INDEMNITY



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        8.1 Indemnity.

                8.1.1 By Ixsys. Ixsys shall indemnify and hold Bio-Management harmless, and hereby forever releases and discharges Bio-Management, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of Ixsys under this Agreement, (b) the use of the Materials by Ixsys or, its Affiliates, or (c) the gross negligence or willful misconduct of Ixsys, its Affiliates or licensees in the performance of its obligations, and its permitted activities, under this Agreement.

                8.1.2 By Bio-Management. Bio-Management shall indemnify and hold Ixsys harmless, and hereby forever releases and discharges Ixsys, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of Bio-Management under this Agreement, (b) the use of the Materials by Bio-Management, its Affiliates or licensees (other than Ixsys), (c) the making, using or selling of Products (including claims, demands, actions or other proceedings based on strict liability), or (d) the gross negligence or willful misconduct of Bio-Management, its Affiliates or licensees (other than Ixsys) in the performance of its obligations, and its permitted activities, under this Agreement.

        8.2 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 8 shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article
8. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 8.

        8.3 Insurance. Each party shall maintain insurance with respect to the development, manufacture and sales of Products by such party, its Affiliates or sublicensees in such amounts as such party customarily maintains with respect to the development, manufacture and sales of its other products. Each party shall maintain such insurance for so long as it continues to develop, manufacture or sell Products, and thereafter for so long as it customarily maintains insurance for itself covering the development, manufacture and sales of its other products.


                                    ARTICLE 9
                                  MISCELLANEOUS

        9.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

           If to Ixsys:            Ixsys, Inc.
                                   3520 Dunhill Street
                                   San Diego, California 92121
                                   Attention:  Lawrence E. Bloch, M.D., M.B.A.

           with a copy to:         Pillsbury Madison & Sutro LLP
                                   235 Montgomery Street, 16th Floor
                                   San Francisco, California 94104
                                   Attention:  Thomas E. Sparks, Jr.

           If to Bio-Management:   Bio-Management Inc.
                                   Four Hook Road
                                   Sharon Hill, PA 19079
                                   Attention:  Mr. Raymond A. Mirra, Jr.

           with a copy to:         Bio-Management Inc.
                                   Four Hook Road
                                   Sharon Hill, PA 19079
                                   Attention:  Joseph A. Troilo, Jr.

        9.2 Assignment. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business related to this Agreement or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 9.2 shall be void.

        9.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

        9.4 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

        9.5 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

        9.6 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.

        9.7 Waiver. The waiver by a party of any right hereunder, or of any failure to perform or breach by the other party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party hereunder whether of a similar nature or otherwise.

        9.8 Force Majeure. A party shall neither be held liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any obligation under this Agreement (other than an obligation for the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of such party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

        9.9 Other Activities. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall preclude either party from conducting other programs (either for its own benefit or with or for the benefit of any other Person) to conduct research, or to develop or commercialize products or services, for use in any field.

        9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.11 Arbitration. All controversies or claims under this Agreement, the enforcement or interpretation hereof, or because of an alleged breach, default or misrepresentation under the provisions hereof, shall be settled by final and binding arbitration in San Diego, California in accordance with the then-existing commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of its or any other jurisdiction's choice of law principles. In any arbitration pursuant to this Agreement, the award or decision shall be rendered by the majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and shall be appointed be mutual agreement of said two party-appointed arbitrators. In the event of a failure of said two arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator shall be appointed by the AAA in accordance with the Rules. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for a temporary restraining order, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator. In no event shall the demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitation.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Bio-Management, Inc.                    Ixsys, Inc.

Signature:  /s/ Raymond A. Mirra, Jr.   Signature:  /s/ Lawrence E. Bloch
          --------------------------              -----------------------------
Name:   Mr. Raymond A. Mirra, Jr.       Name:   Lawrence E. Bloch, M.D., M.B.A
Title:  Vice President                  Title:  Vice President of Business
                                                Development

                                   SCHEDULE A

                                  RESEARCH PLAN


        A.      Antibody Cloning
                a.      Sequence murine antibody DNA
                        i. Use specific primers if protein sequence is known
                        ii. Design degenerate signal sequence primers if protein sequence is unknown
                b. Express chimeric antibody (human constant region fused with murine variable region)
                        i. Clone murine antibody into Ixsys' phage expression system

        B.      Assay Development and Validation
                a. Determine antigen labeling/detection system using murine monoclonal antibody (ELISA format)
                b. Establish and optimize capture lift parameters using chimeric construct
                c. Establish and optimize capture ELISA parameters using chimeric construct
                d.      Establish and optimize direct ELISA parameters
                e.      Validate all assays to demonstrate:
                        i.      Time- and concentration-dependence of signal
                        ii.     Saturability of signal
                        iii.    Specificity of signal (competable)

        C.      Design and Synthesis of Humanization/Optimization Libraries
                ***
                ***
                ***
                ***
                        ***
                        ***
                        ***

        D.      Screening
                a.      High density capture lift screening of libraries
                b.      Plaque purification of optimal clones
                c. Capture ELISA characterization of clones identified in capture lift screening
                d.      Direct ELISA characterization of highest affinity clones





* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        E.      Characterization
                a. DNA sequencing to identify framework motif and beneficial CDR mutations
                b.      Transfer best clones to expression vector
                c.      Purify variants
                d.      Determine precise affinity constants using BIAcore
                e. Transfer to Bio-Management 2 mg of the best humanized Fab variant (bacterially expressed)

        F.      Affinity Maturation
                ***
                ***
                ***
                ***
                ***
                ***

        G.      Iterative Affinity Maturation
                ***
                ***
                ***
                ***

        H.      Deliverables
                a.      Transfer to Bio-Management the DNA sequence encoding the
                        Fab of the best humanized and optimized variant
                b.      Transfer to Bio-Management the vector expressing the Fab
                        of the best humanized and optimized variant



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   SCHEDULE B

                                 PROJECT FUNDING

        1. Fixed Fee. Bio-Management shall pay to Ixsys *** each for the humanization and optimization of each of the two (2) Candidate Molecules, to be paid *** starting from the Effective Date. Payments shall be due within thirty
(30) days.

        2. Milestone Payments. Bio-Management shall pay to Ixsys milestone payments equal to *** per Program Antibody *** which that Program Antibody was derived ***. These milestone payments shall be paid within days *** following the demonstration of the Program Antibody *** of the Candidate Molecule from which that Program Antibody was derived.***



* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.